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                                                                     EXHIBIT 5.1


              [LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]


Writer's Direct Dial:  (212) 225-2450



                                                May 17, 2001


Instinet Group Incorporated
3 Times Square
New York, New York 10036


                  Re:   Registration Statement on Form S-1



Ladies and Gentlemen:

                  We have acted as counsel to Instinet Group Incorporated, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (No. 333-55190) and the Registration Statement on form S-1 filed pursuant to Rule 462(b) (together the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of 32,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Securities"), and 32,000,000 related stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement (the "Rights Agreement") dated as of May 15, 2001 between the Company and the Rights Agent named therein.

                  We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and records of Instinet Group LLC and such other instruments and other certificates of public officials, officers and representatives of the Company and such
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Instinet Group Incorporated, p. 2


other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

                  Based on the foregoing, it is our opinion that:

                  (1) the Securities have been duly authorized and, when the
                      Registration Statement has become effective under the Act and the Securities have been issued and sold in accordance with due action of the pricing committee of the Board of Directors of the Company, the Securities will be validly issued, fully paid and non-assessable; and

                  (2) assuming that the Rights Agreement has been duly
                      authorized, executed and delivered by the Rights Agent, when the Registration Statement has become effective under the Act, the Securities have been issued and sold in accordance with due action of the pricing committee of the Board of Directors of the Company, and the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Securities will be validly issued.

                  The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law).

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.



                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                        By /s/ ALAN L. BELLER
                                          --------------------------------
                                              Alan L. Beller, a partner